SHENANDOAH TELECOMMUNICATIONS COMPANY
                     124 South Main Street
                       Edinburg, Virginia



            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD APRIL 18, 1995

                                                March 24, 1995






TO THE STOCKHOLDERS OF
SHENANDOAH TELECOMMUNICATIONS COMPANY:

  The annual meeting of stockholders of Shenandoah
Telecommunications Company will be held in the Social Hall of the Edinburg Fire Department, Stoney Creek Boulevard, Edinburg,
Virginia, on Tuesday, April 18, 1995, at 11:00 a.m. for the following purposes:

1.    To elect nine directors to serve for the ensuing year;

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Only stockholders of record at the close of business March 22, 1995, will be entitled to vote at the meeting.

  Lunch will be provided.


By Order of the Board of Directors

                                            Harold Morrison, Jr.
                                            Secretary



                           IMPORTANT

YOU ARE URGED TO COMPLETE, SIGN, AND RETURN THE ENCLOSED PROXY CARD IN THE SELF-ADDRESSED STAMPED (FOR U. S. MAILING) ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING IN PERSON, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE YOUR OWN SHARES.

                    SEE PROXY STATEMENT ON THE FOLLOWING PAGES

                        PROXY STATEMENT

                                            P. O. Box 459
                                            Edinburg, VA  22824

                                            March 24, 1995

TO THE STOCKHOLDERS OF
SHENANDOAH TELECOMMUNICATIONS COMPANY:

  Your proxy in the enclosed form is solicited by the management of the Company for use at the Annual Meeting of Stockholders to be held in the Social Hall of the Edinburg Fire Department, Stoney Creek Boulevard, Edinburg, Virginia, on Tuesday, April 18, 1995, at 11:00 a.m., and any adjournment thereof.

  The mailing address of the Company's executive offices is P. O.
Box 459,  Edinburg, Virginia 22824.

  The Company has 8,000,000 authorized shares of common stock, of which 3,760,760 shares were outstanding on March 22, 1995. This proxy statement and the Company's annual report, including financial statements for 1994, are being mailed on or about March 24, 1995, to approximately 2,987 stockholders of record on March 22, 1995. Only stockholders of record on that date are entitled to vote. Each outstanding share will entitle the holder to one vote at the Annual Meeting. No director, officer, or other party owns as much as five percent of the outstanding shares of the common stock of the Company. The Company intends to solicit proxies by the use of the mail, in person, and by telephone. The cost of soliciting proxies will be paid by the Company.

  Executed proxies may be revoked at any time prior to exercise.
Proxies will be voted as indicated by the stockholders.

                   THE ELECTION OF DIRECTORS

  At the meeting, nine directors (constituting the entire Board of Directors of the Company) are to be elected for the ensuing year.

  The proxy holders will vote the proxies received by them (unless contrary instructions are noted on the proxies) for the election as directors of the following nominees, all of whom are now members of and constitute the Company's Board of Directors. If any such nominees should be unavailable, the proxy holders will vote for substitute nominees in their discretion. Stockholders may withhold the authority to vote for the election of directors or one or more of the nominees. Directors will be elected by a plurality of the votes cast. Abstentions and shares held in street name that are not voted in the election of directors will not be included in determining the number of votes cast.
PAGE

                                Nominees for Election of Directors
                        Elected           Principal Occupation and Other
Name of Director        Director   Age   Directorships for Past Five Years
     (1)                 (2)                          (3)
Noel M. Borden         1972        58   Pres., H. L. Borden Lumber Co. (a
  Vice Chairman                         retail building materials firm);
                                        Chairman of Board,
                                        1st National Corp.

Dick D. Bowman         1980        66   Pres., Bowman Bros., Inc. (a farm
  Treasurer of the Co.                  equip. dealer); Dir., Shen. Valley
                                        Elec. Coop.; Dir., Rockingham Mutual
                                        Ins. Co.; Dir., Old Dominion
                                        Electric Coop.

Ken L. Burch           1995        50   Farmer

Warren B. French, Jr.  1973        71   Chairman of the Board, Shenandoah
  (4)                                   Telecommunications Co.; Dir., 1st
                                        National Corp.; Dir., Orion Network
                                        Systems, Inc.; Dir., AvData Systems,
                                        Inc.

Grover M. Holler, Jr.   1952       74   Pres., Blue Ridge Homes, Inc. (a real
                                        estate developer); Pres., Valley
                                        View, Inc.

I. Clinton Miller       1983       55   Attorney-at-Law; Dir., F&M Bank

Harold Morrison, Jr.    1979       65   Chairman of the Board, Woodstock
  Secretary of the Co.                  Garage, Inc. (auto sales & repair
                                        firm); Dir., 1st Va. Bank-SV

Zane Neff              1976        66   Retired Manager, Hugh Saum Co., Inc.
  Asst. Secretary                       (a hardware and furniture store);
   of the Co.                           Director, Crestar Bank

James E. Zerkel II      1985       50   Vice Pres., James E. Zerkel, Inc.
                                        (a plumbing, heating, gas, & hardware
                                        firm)


(1) The directors who are not full-time employees of the Company were compensated in 1994 for their services on the Board and one or more of the Boards of the Company's subsidiaries at the rate of $325 per month plus $325 for each Board meeting attended. Additional compensation was paid to the Chairman of the Board, Vice Chairman, Secretary, Assistant Secretary, and Treasurer, for their services in these capacities, in the amounts of $3,840, $1,180, $2,480, $1,180, and $2,480, respectively.
(2) Years shown are when first elected to the Board of the Company or the Company's predecessor, Shenandoah Telephone Company. Each nominee has served continuously since the year he joined the Board.
(3) Each director also serves as a director of one or more of the Company's subsidiaries.
(4) Warren French's son, Christopher French, is the President of the Company and all of its subsidiaries.

     Standing Audit, Nominating, and Compensation Committees
                    of the Board of Directors


1. Audit Committee - The Finance Committee of the Board of Directors, consisting of the following directors: Dick D. Bowman (Chairman), Grover M. Holler, Jr., and Noel M. Borden, performs a function similar to that of an Audit Committee. This committee is responsible for the employment of outside auditors and for receiving and reviewing the auditor's report. During 1994 there was one meeting of the Audit Committee. Additional business of the committee was conducted in connection with the regular Board meetings.


2. Nominating Committee - The Board of Directors does not have a standing Nominating Committee.


3. Compensation Committee - The Personnel Committee of the Board of Directors, consisting of the following directors:
      Noel M. Borden (Chairman), Harold Morrison, Jr., and I. Clinton Miller, performs a function similar to that of a Compensation Committee. This committee is responsible for the wages, salaries, and benefit programs for all employees. During 1994 there were three meetings of this committee.


   Attendance of Board Members at Board and Committee Meetings

  During 1994, the Board of Directors held 13 meetings. All of the directors attended at least 75 percent of the aggregate of: (1) the total number of meetings of the Board of Directors; and (2) the total number of meetings held by all committees of the Board on which they served.


                      Certain Transactions

  Under the terms of a Supplemental Employment Agreement approved and executed by Shenandoah Telephone Company in February 1984, Warren B. French, Jr. was paid $12,649 in 1994, as an additional retirement benefit. He was also paid $12,000 for consulting services provided to the Company.

  In 1994, the Company received services from Mr. Morrison's company in the amount of $51,034.61 and from Mr. Zerkel's company in the amount of $6,962. Management believes that each of the companies provides these services to the Company on terms comparable to those available to the Company from other similar companies. No other director is an officer, director, employee, or owner of a significant supplier or customer of the Company.

                         STOCK OWNERSHIP

  The following table presents information relating to the
beneficial ownership of the Company's outstanding shares of common stock by all directors, the president, and all directors and officers as a group.
                       No. of Shares
  Name and Address     Owned as of 2-1-95   Percent of Class
                             (1)                 (2)

Noel M. Borden          17,456                      *
Strasburg, VA  22657

Dick D. Bowman          40,144                      1.07
Edinburg, VA  22824

Ken L. Burch            46,762                      1.24
Quicksburg, VA 22847

Christopher E. French  114,948                      3.06
Woodstock, VA 22664

Warren B. French, Jr.   56,942                      1.51
Edinburg, VA  22824

Grover M. Holler, Jr.   70,736                      1.88
Edinburg, VA  22824

I. Clinton Miller        1,440                      *
Woodstock, VA  22664

Harold Morrison, Jr.    20,148                      *
Woodstock, VA  22664

Zane Neff                7,516                      *
Edinburg, VA  22824

James E. Zerkel II       4,198                      *
Mt. Jackson, VA  22842

Total shares beneficially
owned by 13 directors and
officers as a group    382,326                     10.17

  (1) Includes shares held by relatives and in certain trust relationships, which may be deemed to be beneficially owned by the nominees under the rules and regulations of the Securities and Exchange Commission; however, the inclusion of such shares does not constitute an admission of beneficial ownership.

  (2) Asterisk indicates less than 1%.
PAGE

                   SUMMARY COMPENSATION TABLE

    The following Summary Table is furnished as to the salary and incentive payment paid by the Company and its subsidiaries on an accrual basis during the fiscal years 1992, 1993, and 1994 to, or on behalf of, the chief executive officer and each of the next four most highly compensated executive officers who earn $100,000 or more per year.

Name and Principal                              Incentive
     Position          Year         Salary       Payment

Christopher E. French  1994        $107,816     $ 14,875
  President            1993         100,904       14,159
                       1992          93,923       22,185

                         RETIREMENT PLAN

     The Company maintains a noncontributory defined benefit Retirement Plan for its employees. The following table illustrates normal retirement benefits based upon Final Average Compensation and years of credited service. The normal retirement benefit is equal to the sum of:
  (1) 1.14% times Final Average Compensation plus 0.65% times
      Final Average Compensation in excess of Covered Compensation (average annual compensation with respect to which Social Security benefits would be provided at Social Security retirement age) times years of service (not greater than
      30); and
  (2) 0.29% times Final Average Compensation times years of service in excess of 30 years (such excess service not to exceed 15 years).

                       Estimated Annual Pension
                       Years of Credited Service
Final Average
 Compensation    15      20      25       30      35

  $ 20,000     3,420   4,560   5,700    6,840   7,130
    35,000     6,870   9,160  11,451   13,741  14,248
    50,000    10,898  14,530  18,163   21,796  22,521
    75,000    17,610  23,480  29,351   35,221  36,308
   100,000    24,323  32,430  40,538   48,646  50,096
   120,000    29,693  39,590  49,488   59,386  61,126
  Covered Compensation for those retiring in 1995 is $25,920.
Final Average Compensation equals an employee's average annual compensation for the five consecutive years of credited service for which compensation was the highest. The amounts shown as estimated annual pensions were calculated on a straight-life basis assuming the employee retires in 1995. The Company did not make a contribution to the Retirement Plan in 1994, as the plan was adequately funded. Christopher French has 13 years of credited service under the plan as of January 1, 1995.

     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The members of the Personnel Committee of the Board of Directors of the Company perform the function of a Compensation Committee. The Committee's approach to compensation of the Company's executive officers, including the chief executive officer, is to award a total compensation package consisting of salary, incentive, and fringe benefit components. The compensation package is designed to provide a level of compensation to enable the Company to attract and retain the executive talent necessary for the long-term success of the organization.

  The incentive plan component of the total compensation package provides an incentive to the officers to meet or exceed certain performance objectives. The plan also places a portion of the officers' compensation at risk in the event the Company does not achieve its objectives. The objectives include a component measuring the improvement in the level of service provided to the Company's customers and a component measuring the increase in the Company's net income. In 1994, the Company reached over 100 percent of its combined goals.

                   Submitted by the Company's Personnel Committee:

                   Noel M. Borden, Chairman
                   Harold Morrison, Jr.
                   I. Clinton Miller







             FIVE-YEAR STOCKHOLDER RETURN COMPARISON

  The Securities and Exchange Commission requires that the Company include in its Proxy Statement a line graph presentation comparing cumulative, five-year stockholder returns on an indexed basis with a performance indicator of the overall stock market and either a nationally recognized industry standard or an index of peer companies selected by the Company. The broad market index used in the graph is the NASDAQ Market Index. The S&P Telephone Index consists of the seven regional Bell Operating Companies and GTE.

  The Company's stock is not listed on any national exchange nor NASDAQ; therefore, for purposes of the following graph, the value of the Company's stock, including the price at which dividends are assumed to have been reinvested, has been determined based upon the average of the prices of transactions in the Company's stock that were reported to the Company in each fiscal year.

PAGE

Comparison of Five-Year Cumulative Total Return* among Shenandoah Telecommunications Company, NASDAQ Market Index, and S&P Telephone Index
                    1989    1990    1991     1992    1993    1994
Shenandoah
Telecommunications 100.00  107.30  190.03   200.46  209.92  200.52
NASDAQ Market
Index              100.00   84.92  136.28   158.58  180.93  176.91
S&P Telephone
Index              100.00   95.46  102.66   112.65  130.10  124.72

Assumes $100 invested December 31, 1989 in Shenandoah
Telecommunications Company stock, NASDAQ Market Index, and S&P
Telephone Index

*Total return assumes reinvestment of dividends

                     EMPLOYMENT OF AUDITORS
  The Board of Directors, on the recommendation of the Audit Committee, has appointed the firm of McGladrey and Pullen as auditors to make an examination of the accounts of the Company for the 1995 fiscal year. It is not expected that representatives of the firm will be present at the annual meeting.

                 PROPOSALS OF SECURITY HOLDERS
  Proposals of security holders to be included in management's proxy statement and form of proxy relating to next year's annual meeting must be received at the Company's principal executive offices not later than November 24, 1995.

                         OTHER MATTERS
  Management does not intend to bring before the meeting any matters other than those specifically described above and knows of no matters other than the foregoing to come before the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxy in accordance with their judgment on such matters, including any matters dealing with the conduct of the meeting.

                            FORM 10-K
  The Company's Annual Report on Form 10-K filed with the
Securities and Exchange Commission is available to stockholders, without charge, upon request to Mr. Laurence F. Paxton, Vice
President-Finance, Shenandoah Telecommunications Company, P. O. Box 459, Edinburg, VA 22824.
PAGE

                                                           PROXY
SHENANDOAH TELECOMMUNICATIONS COMPANY
124 South Main Street                       This Proxy is Solicited
Edinburg, VA 22824                          on behalf of the Board
                                            of Directors

  The undersigned hereby appoints Warren B. French, Jr., Noel M. Borden, and Grover M. Holler, Jr., and each of them, as Proxies with full power of substitution, to vote all common stock of Shenandoah Telecommunications Company held of record by the undersigned as of March 22, 1995, at the Annual Meeting of Stockholders to be held on April 18, 1995, and at any and all adjournments thereof.

1.    ELECTION OF DIRECTORS

  ( ) FOR Noel M. Borden, Dick D. Bowman, Ken L. Burch, Warren B.
          French, Jr., Grover M. Holler, Jr., I. Clinton Miller,
          Harold Morrison, Jr., Zane Neff, James E. Zerkel II

      TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
      STRIKE A LINE THROUGH THE NOMINEE'S NAME LISTED ABOVE

  ( ) VOTE WITHHELD for all nominees listed above
  Your Board of Directors recommends a vote FOR Election of Directors.
PAGE

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

  Please mark, sign exactly as name appears below, date, and return this proxy card promptly, using the enclosed envelope, whether or not you plan to attend the meeting.

                           When signing as attorney, executor,
                           administrator, trustee, guardian, or
                           agent, please give full title as such.
                           If a corporation, please sign in full
                           corporate name by president or other
                           authorized officer.  If a partnership,
                           please sign in partnership name by
                           authorized person.

Dated_____________, 1995           ________________________
                                   Signature
I plan to attend the meeting___    ________________________
Number of persons attending ___    Additional Signature
I cannot attend the meeting ___    (if held jointly)
